UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg

(State or other jurisdiction of

incorporation or organization)

N/A

(I.R.S. Employer

Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On July 17, 2014, Trinseo S.A. issued a press release announcing the redemption (the “Redemption”) by its wholly-owned subsidiaries, Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (the “Subsidiary Issuers”) of $132.5 million in aggregate principal amount (the “Redemption Amount”) of the Subsidiary Issuers’ issued and outstanding 8.750% Senior Secured Notes due 2019 (CUSIP: 89668Q AB4), at a redemption price equal to 103% of the Redemption Amount plus accrued and unpaid interest. The Redemption was completed on July 14, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained herein shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	News release dated July 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

By:	/s/ John A. Feenan
Name:	John A. Feenan
Title:	Executive Vice President and Chief Financial Officer

Date: July 17, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release dated July 17, 2014.